Exhibit 99.1

SenesTech Announces Third Quarter 2020 Financial and Operational Results

PHOENIX, Nov. 11, 2020 /PRNewswire/ -- SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary, next generation technologies for managing animal pest populations through fertility control, today announced financial and operational results for the third quarter of fiscal year 2020, which ended on September 30, 2020.

Ken Siegel, CEO of SenesTech, commented, “We continued to achieve traction during the third quarter in the awareness and deployment of ContraPest, which resulted in a 114% increase in sales over the prior year period. Perhaps most notable during the quarter, was the passing of the California Ecosystems Protection Act of 2020, otherwise known as AB 1788, which will prohibit the use of the four major Second Generation Anticoagulant Rodenticides (SGARs) commonly used in rodent pest control under many circumstances. SenesTech’s ContraPest provides pest management professionals (PMP) with an alternative and complementary non-lethal approach to managing rodents through fertility control, and may be increasingly used to replace the SGARs. We are working closely with the PMPs in California to ensure continuity of service to their customers by offering ContraPest as part of their IPM programs once the bill goes effective on January 1, 2021.”

“While we are increasingly focusing efforts within California, we continue to make progress on other key initiatives we set forth at the beginning of the year to drive long-term adoption of ContraPest. These include finalizing data sets within key industries, including poultry and municipal areas, driving pull through demand through a refocused sales and marketing program , as well as direct sales efforts through our e-commerce platform. As budgets become less encumbered by the effects of COVID-19, we believe these efforts, coupled with our repositioning of ContraPest as a component of an overall integrated pest management strategy, will increasingly gain traction,” concluded Mr. Siegel.

Third Quarter 2020 Highlights

●	Revenue during the third quarter of 2020 was approximately $77,000 compared to approximately $36,000 in the third quarter of 2019.
●	The California Ecosystems Protection Act of 2020 (AB 1788) was signed by California’s Governor and goes into effect January 1, 2021. AB 1788 will prohibit the use of the four major Second Generation Anticoagulant Rodenticides (SGARs) commonly used in rodent pest control under many circumstances, which opens up a potential $100 million annual market opportunity to alternative solutions, which includes ContraPest.
●	San Francisco added ContraPest to the Reduced Risk Pesticide List, which now permits ContraPest’s expanded use in San Francisco.
●	On a GAAP basis, net loss for the third quarter of 2020 was $(1.9) million, compared with a net loss of $(2.6) million for third quarter of 2019.
●	Adjusted EBITDA loss, which is a non-GAAP measure of operating performance, for the third quarter of 2020 was $(1.7) million versus $(2.3) million in the third quarter of 2019.
●	In October 2020, the Company entered into an inducement agreement with an existing warrant holder to exercise certain outstanding warrants, which provided gross proceeds to the Company of approximately $2.9 million.
●	Cash balance at the end of the third quarter of 2020, together with the net proceeds of the inducement agreement, was approximately $5.3 million.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

Date and Time: Wednesday, November 11, 2020 at 5:00 pm ET (2:00 pm PT)

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10149685. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

About SenesTech

SenesTech is changing the model for pest management by targeting one of the root causes of the problem: reproduction.

ContraPest® is an innovative technology with an approach that targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Using a proprietary bait delivery method, ContraPest® is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities. ContraPest® is designed, formulated and dispensed to be low hazard for handlers and non-target species such as wildlife, livestock and pets, where the active ingredients break down rapidly.

We believe ContraPest® will establish a new paradigm in rodent control, resulting in a decreased reliance on lethal options. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. “Forward-looking statements” may be preceded by words such as “may,” “future,” “plan” or “planned,” “will,” “should,” “expected,” “anticipates,” “continue,” “eventually,” “believes,” or “projected.” Forward-looking statements include statements concerning continued or additional success of deployments and success of our products; the continued potential impact and effects of the COVID-19 pandemic on the Company’s business; the Company’s strategy and target marketing and markets; continuing the Company’s vision; expected benefits of the Company’s initiatives and continuation of those initiatives; the continuation or expansion of the use of ContraPest, including as a replacement for SGARs; demand for ContraPest; the Company’s expectation regarding costs, expenses and cash and continuing its cost improvement plan; future financial results; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management’s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143

SENESTECH, INC.

CONDENSED BALANCE SHEETS

(In thousands, except shares and per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash	$2,717	$1,936
Accounts receivable trade, net	30	26
Accounts receivable-other	-	123
Prepaid expenses	281	257
Inventory	1,102	1,180
Deposits	28	20
Total current assets	4,158	3,542

Right to use asset-operating leases	726	699
Property and equipment, net	541	738
Total assets	$5,425	$4,979

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$105	$123
Accounts payable	444	265
Accrued expenses	316	1,193
Total current liabilities	865	1,581

Long-term debt, net	695	137
Operating lease liability	731	694
Total liabilities	2,291	2,412

Commitments and contingencies (See note 12)	-	-

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 3,398,832 and 1,414,671 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	3	1
Additional paid-in capital	105,277	98,433
Accumulated deficit	(102,146)	(95,867)
Total stockholders’ equity	3,134	2,567

Total liabilities and stockholders’ equity	$5,425	$4,979

SENESTECH, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue:
Sales	$77	$36	$185	$79
Cost of sales	41	25	106	58
Gross profit	36	11	79	21

Operating expenses:
Research and development	380	432	902	1,359
Selling, general and administrative	1,568	2,173	5,040	5,908
Total operating expenses	1,948	2,605	5,942	7,267

Net operating loss	(1,912)	(2,594)	(5,863)	(7,246)

Other income (expense):
Interest income	-	19	2	45
Interest expense	(7)	(10)	(22)	(34)
Other income (expense)	-	-	18	(3)
Total other income (expense)	(7)	9	(2)	8

Net loss and comprehensive loss	(1,919)	(2,585)	$(5,865)	$(7,238)
Deemed dividend-warrant price protection-revaluation adjustment	-	-	414	-
Net loss attributable to common shareholders	$(1,919)	$(2,585)	$(6,279)	$(7,238)

Weighted average common shares outstanding - basic and fully diluted	3,398,832	1,394,575	2,593,288	1,266,842

Net loss per common share - basic and fully diluted	$(0.56)	$(1.85)	$(2.42)	$(5.71)

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three and Nine Months Ended September 30, 2020 and 2019

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(in thousands)
Net Loss (As Reported, GAAP)	(1,919)	(2,585)	(5,865)	(7,238)

Non-GAAP Adjustments:
Interest and dividends	7	(9)	20	(11)
Stock-based compensation	162	204	453	675
Reserve for future severance payments	-	-	(51)	-
Loss (gain) on sale of assets	-	1	(18)	3
Amortization and accretion:
Depreciation expense	71	101	219	314
Total of non-GAAP adjustments	240	297	623	981

Adjusted EBITDA Loss (Non-GAAP)	(1,679)	(2,288)	(5,242)	(6,257)

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